Exhibit 99.1

Carolina Financial Corporation Reports Results for Second Quarter of 2015

NEWS RELEASE – For Release July 17, 2015, 9:30AM

For More Information, Contact: William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, South Carolina, July 17, 2015 - Carolina Financial Corporation (NASDAQ: CARO), today announced net income for the three and six months ended June 30, 2015. Net income for the three months ended June 30, 2015 increased approximately 74% to $3.9 million, or $0.41 per diluted share, as compared to $2.2 million, or $0.24 per diluted share, for the three months ended June 30, 2014. Net income for the six months ended June 30, 2015 totaled $6.9 million, or $0.73 per diluted share, compared to net income of $4.2 million, or $0.45 per diluted share, for the six months ended June 30, 2014.

All share, earnings per share, and per share data have been retroactively adjusted to reflect stock splits for all periods presented in accordance with generally accepted accounting principles.

“We are pleased to report another strong quarter of operating results with an increase in net income of 74% for the second quarter of 2015 compared to the same period of 2014. CresCom Bank, excluding Crescent Mortgage Company, continues to increase earnings and reported net income of $2.8 million for the second quarter of 2015, an increase of 56% from net income of $1.8 million for the second quarter of 2014. In addition, Crescent Mortgage Company, our wholesale mortgage company, reported improved results during the second quarter of 2015 as compared to the prior period. These results reflect the successful integration efforts from our recent 13 branch acquisition as well as the hard work and dedication of our team members,” stated Jerry Rexroad, Chief Executive Officer.

Financial Highlights

Carolina Financial Corporation

▪	The Company reported net income for the three months ended June 30, 2015 of $3.9 million, or $0.41 per diluted share, as compared to $2.2 million, or $0.24 per diluted share, for the three months ended June 30, 2014. Net income for the six months ended June 30, 2015 totaled $6.9 million, or $0.73 per diluted share, compared to net income of $4.2 million, or $0.45 per diluted share, for the six months ended June 30, 2014.

▪	The increase in net income from period to period is attributable to the significant growth in loans and securities, increased checking fees, and improved results from the Company’s retail mortgage team as well as significantly improved results from Crescent Mortgage Company. In addition, the Bank recovered $460,000 of previously unrecognized interest income from a nonperforming asset that was paid off during June 2015 and recognized a $588,000 gain on interest rate swaps, which were partially offset by a $1.2 million loss on extinguishment of debt arising from the early pay-off of a high rate FHLB advance.

▪	The Company reported book value per common share of $10.61 and $10.02 as of June 30, 2015 and December 31, 2014, respectively. Tangible book value per common share was $10.28 and $9.67 as of June 30, 2015 and December 31, 2014, respectively.

▪	At June 30, 2015, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $100.3 million as of June 30, 2015 compared to $93.7 million at December 31, 2014.

▪	On June 22, 2015, the Board of Directors of the Company declared a six-for-five stock split representing a 20% stock dividend to stockholders of record as of July 15, 2015, payable on July 31, 2015. All share, earnings per share, and per share data have been retroactively adjusted to reflect this and prior stock splits for all periods presented in accordance with generally accepted accounting principles.

CresCom Bank

▪	The Bank’s net income (excluding Crescent Mortgage Company) was $2.8 million and $5.3 million for the three and six months ended June 30, 2015, respectively, compared to net income of $1.8 million and $3.5 million for the three and six months ended June 30, 2014, respectively.

▪	In addition, the following items were included in the Bank’s second quarter 2015 results:

•	The Bank incurred a $1.2 million loss on extinguishment of debt as a result of the prepayment of a Federal Home Loan Bank borrowing. The Bank expects to realize interest expense savings related to this prepayment going forward.

•	The Bank collected, and recognized in interest income, previously unrecognized interest totaling $460,000 related to the resolution of a nonperforming asset that paid off during the quarter ended June 30, 2015.

•	The Bank recognized a $588,000 fair value adjustment gain on interest rate swaps as a result of interest rate movements during the second quarter of 2015. The bank uses interest rate swaps to help offset fair value volatility in the balance sheet related to interest rate changes.

▪	No provision for loan loss was recorded during 2015 or 2014. This was primarily due to net recoveries of $637,000 and $261,000 for the three months ended June 30, 2015 and 2014, respectively, and $981,000 and $571,000 for the six months ended June 30, 2015 and 2014, respectively.

▪	The Bank’s retail mortgage originations increased by 235.6% to $21.3 million compared to $6.4 million for the three months ended June 30, 2015 and 2014, respectively. Originations for the six months ended June 30, 2015 and 2014 were $39.4 million and $12.7 million, respectively. In addition, margins expanded to 1.49% from 1.40% for the quarters ended June 30, 2015 and 2014, respectively, and to 1.46% from 1.34% for the six months ended June 30, 2015 and 2014, respectively.

▪	Loans receivable (before allowance for loan losses) grew at an annualized rate of 16.4% to $841.1 million at June 30, 2015 compared to $777.2 million at December 31, 2014. The increase in loans receivable primarily relates to the Bank’s focus on increasing residential mortgage lending, commercial lending, and syndicated loans.

▪	The Bank continues to experience growth in core deposits (checking, savings and money market) which increased $5.3 million since December 31, 2014. The number of Bank checking accounts increased at an annualized rate of 13.3% since December 31, 2014. As of June 30, 2015 and December 31, 2014, core deposits comprised approximately 61.1% and 63.2%, respectively, of total deposits.

▪	The Bank’s non-performing assets were 0.55% of total assets at June 30, 2015, compared to 0.47% at December 31, 2014.

▪	In July 2015, the Bank received approval from the FDIC, subject to obtaining all necessary and final approvals, to open a branch at 3695 E. North Street, Greenville, South Carolina. The Bank anticipates this branch will open in the fall of 2015.

Crescent Mortgage Company

▪	Net income for Crescent Mortgage Company, a wholly-owned subsidiary of the Bank, was $1.3 million and $2.0 million for the three and six months ended June 30, 2015, respectively, as compared to net income of $611,000 and $1.1 million for the three and six months ended June 30, 2014, respectively.

▪	The increase in net income of Crescent Mortgage Company is attributable to an increase in originations and margin expansion resulting in increased mortgage banking income. Originations for the three months ended June 30, 2015 and 2014 were $287.5 million and $252.2 million, respectively, an increase of 14.0%. Originations for the six months ended June 30, 2015 and 2014 were $510.9 million and $458.4 million, an increase of 11.4%. Additionally, margin increased to 1.67% for the three months ended June 30, 2015 compared to 1.32% for three months ended June 30, 2014. Margin for the six months ended June 30, 2015 increased to 1.67% compared to 1.25% for the six months ended June 30, 2014.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company. As of June 30, 2015, Carolina Financial Corporation had approximately $1.3 billion in total assets and Crescent Mortgage Company originated loans in 45 states and partnered with approximately 2,000 community banks, credit unions and mortgage brokers. In 2014, Carolina Financial was added to the Nasdaq Community Bank Index (ABAQ) by the American Bankers Association. It also ranked #1 on American Banker’s 2015 list of “Top 200 Community Banks and Thrifts as Ranked by Three-Year Average ROE.” During 2014, CresCom Bank completed two branch acquisitions and grew from 11 to 26 branch locations. In addition, in 2014 the Company added loan production offices in Greenville, S.C., and Wilmington, N.C. In July 2015, CresCom Bank received approval to open a branch in the Greenville market, which is expected to open in the fall of 2015. To learn more about CresCom Bank, visit www.haveanicebank.com or call 1-855-CRESCOM.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, such as core deposits, tangible book value, and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation table later in this release for additional information.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; and (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$13,672	10,453
Interest-bearing cash	15,726	10,694
Cash and cash equivalents	29,398	21,147
Securities available-for-sale	291,062	251,717
Securities held-to-maturity	17,169	25,544
Federal Home Loan Bank stock, at cost	9,048	5,405
Other investments	3,121	2,309
Derivative assets	2,326	1,689
Loans held for sale	60,727	40,912
Loans receivable, gross	841,062	777,157
Allowance for loan losses	(10,017)	(9,035)
Loans receivable, net	831,045	768,122

Premises and equipment, net	31,641	31,075
Accrued interest receivable	4,086	3,628
Real estate acquired through foreclosure, net	3,271	3,239
Deferred tax assets, net	4,893	4,715
Mortgage servicing rights	10,642	10,181
Cash value life insurance	21,727	21,532
Core deposit intangible	3,132	3,303
Other assets	2,657	4,499
Total assets	$1,325,945	1,199,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing deposits	$185,179	142,900
Interest-bearing deposits	820,669	821,290
Total deposits	1,005,848	964,190
Short-term borrowed funds	147,500	57,800
Long-term debt	55,465	61,740
Derivative liabilities	380	1,036
Drafts outstanding	2,175	3,320
Advances from borrowers for insurance and taxes	1,357	613
Accrued interest payable	327	312
Reserve for mortgage repurchase losses	4,362	4,999
Dividends payable to stockholders	244	243
Accrued expenses and other liabilities	7,943	11,064
Total liabilities	1,225,601	1,105,317
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	98	97
Additional paid-in capital	23,848	23,194
Retained earnings	76,028	69,625
Accumulated other comprehensive income, net of tax	370	784
Total stockholders' equity	100,344	93,700
Total liabilities and stockholders' equity	$1,325,945	1,199,017

CAROLINA FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
	(In thousands, except share data)
Interest income
Loans	$10,465	7,157	19,928	13,990
Investment securities	2,079	1,526	3,973	3,047
Dividends from FHLB	67	35	145	69
Other interest income	22	25	44	49
Total interest income	12,633	8,743	24,090	17,155
Interest expense
Deposits	1,011	898	1,972	1,713
Short-term borrowed funds	76	11	142	16
Long-term debt	492	512	965	1,023
Total interest expense	1,579	1,421	3,079	2,752
Net interest income	11,054	7,322	21,011	14,403
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	11,054	7,322	21,011	14,403
Noninterest income
Mortgage banking income	5,104	3,426	9,121	5,880
Deposit service charges	883	517	1,723	948
Net loss on extinguishment of debt	(1,215)	(31)	(1,215)	(31)
Net gain (loss) on sale of securities	(29)	164	442	480
Fair value adjustments on interest rate swaps	588	(263)	(7)	(518)
Net gain on sale of servicing assets	—	—	—	775
Net increase in cash value life insurance	180	187	358	373
Mortgage loan servicing income	1,318	1,254	2,626	2,531
Other	435	195	806	380
Total noninterest income	7,264	5,449	13,854	10,818
Noninterest expense
Salaries and employee benefits	7,286	5,515	14,249	10,859
Occupancy and equipment	1,727	1,051	3,511	2,035
Marketing and public relations	367	297	769	571
FDIC insurance	185	136	350	263
Provision for mortgage loan repurchase losses	(250)	(250)	(500)	(250)
Legal expense	73	191	250	361
Other real estate expense, net	43	60	110	307
Mortgage subservicing expense	423	326	818	689
Amortization of mortgage servicing rights	485	441	945	913
Other	2,068	1,724	4,080	3,350
Total noninterest expense	12,407	9,491	24,582	19,098
Income before income taxes	5,911	3,280	10,283	6,123
Income tax expense	1,994	1,031	3,353	1,930
Net income	$3,917	2,249	6,930	4,193

Earnings per common share:
Basic	$0.41	0.24	0.74	0.45
Diluted	$0.41	0.24	0.73	0.45
Weighted average common shares outstanding:
Basic	9,459,073	9,314,676	9,399,348	9,279,247
Diluted	9,620,665	9,483,547	9,558,189	9,431,875

CAROLINA FINANCIAL CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
Selected Financial Data:	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Selected Average Balances:
Total assets	$1,297,053	1,230,944	1,108,212	1,011,992	948,167
Investment securities	307,450	286,055	264,157	232,719	223,872
Loans receivable, net	813,293	779,661	684,203	633,617	581,267
Loans held for sale	49,087	30,733	35,530	36,598	28,466
Deposits	999,489	971,181	833,010	799,979	767,358
Stockholders' equity	97,647	95,354	92,794	90,444	87,128

Performance Ratios:
Return on average equity	16.05%	12.83%	7.41%	10.59%	10.33%
Return on average assets	1.21%	0.99%	0.62%	0.95%	0.95%
Average earning assets to average total assets	92.18%	91.26%	91.81%	91.66%	91.04%
Average loans receivable to average deposits	81.37%	80.28%	82.14%	79.20%	75.75%
Average equity to average assets	7.53%	7.75%	8.37%	8.94%	9.19%
Net interest margin-tax equivalent (1)	3.80%	3.68%	3.82%	3.53%	3.45%
Net (recovery) charge-offs to average loans receivable (annualized)	(0.31)%	(0.18)%	(0.02)%	(0.15)%	(0.16)%
Nonperforming assets to period end loans receivable	0.86%	0.74%	0.73%	1.74%	2.45%
Nonperforming assets to total assets	0.55%	0.46%	0.47%	1.10%	1.52%
Nonperforming loans to total loans	0.47%	0.34%	0.31%	1.10%	1.53%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (2)	1.19%	1.17%	1.16%	1.35%	1.41%
Allowance for loan losses as a percentage of nonperforming loans	252.13%	341.68%	371.20%	123.10%	92.22%

Nonperforming Assets:
Loans 90 days or more past due and still accruing	$—	—	—	—	—
Nonaccrual loans	3,973	2,745	2,434	7,234	9,393
Total nonperforming loans	3,973	2,745	2,434	7,234	9,393
Real estate acquired through foreclosure, net	3,271	3,166	3,239	4,236	5,655
Total nonperforming assets	$7,244	$5,911	$5,673	$11,470	15,048

(1) The tax equivalent net interest margin reflects tax-exempt income on a tax-equivalent basis.

(2) Acquired loans represent 8.8%, 9.9%, and 10.3%, of gross loans receivable at June 30, 2015, March 31, 2015 and December 31, 2014, respectively. Acquired loans at September 30, 2014 and June 30, 2014 were immaterial.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share data)

	At June 30,	At December 31,
	2015	2014

Core deposits:
Noninterest-bearing demand accounts	$185,179	142,900
Interest-bearing demand accounts	158,286	183,550
Savings accounts	38,357	36,630
Money market accounts	232,703	246,116
Total core deposits	614,525	609,196

Certificates of deposit:
Less than $250,000	374,484	335,740
$250,000 or more	16,839	19,254
Total certificates of deposit	391,323	354,994
Total deposits	$1,005,848	964,190

	At June 30,	At December 31,
	2015	2014

Tangible book value per share:
Total common equity	$100,344	93,700
Less intangible assets	(3,132)	(3,303)
Tangible common equity	$97,212	90,397

Issued and outstanding shares	9,758,879	9,717,043
Less nonvested restricted stock awards	(299,806)	(365,160)
Period end dilutive shares	9,459,073	9,351,883

Total common equity	$100,344	93,700
Divided by period end dilutive shares	9,459,073	9,351,883
Common book value per share	$10.61	10.02

Tangible common equity	97,212	90,397
Divided by period end dilutive shares	9,459,073	9,351,883
Tangible common book value per share	$10.28	9.67

	For the Three Months		For the Six Months		Increase (Decrease)
	Ended June 30,		Ended June 30,		Three	Six
	2015	2014	2015	2014	Months	Months
Segment net income:
Community banking	$2,817	1,808	5,290	3,499	1,009	1,791
Wholesale mortgage banking	1,323	611	2,034	1,052	712	982
Other	(224)	(178)	(404)	(341)	(46)	(63)
Eliminations	1	8	10	(17)	(7)	27
Total net income	$3,917	2,249	6,930	4,193	1,668	2,737

	For the Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014 (Note 1)	September 30, 2014	June 30, 2014
Segment net income:
Community banking	$2,817	2,473	1,779	1,990	1,808
Wholesale mortgage banking	1,323	711	225	575	611
Other	(224)	(180)	(303)	(166)	(178)
Eliminations	1	9	17	2	8
Total net income	$3,917	3,013	1,718	2,401	2,249

Note 1 - Included in Community banking are pretax acquisition related expenses of approximately $1.4 million.

Reconciliation of Non-GAAP Financial Measures, Continued

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended June 30,
	Loan Originations		Mortgage Banking Income		Margin
	2015	2014	2015	2014	2015	2014
Additional segment information:
Community banking	$21,321	6,353	317	89	1.49%	1.40%
Wholesale mortgage banking	287,465	252,202	4,787	3,337	1.67%	1.32%
Total mortgage banking income	$308,786	258,555	5,104	3,426	1.65%	1.33%

	For the Six Months Ended June 30,
	Loan Originations		Mortgage Banking Income		Margin
	2015	2014	2015	2014	2015	2014
Additional segment information:
Community banking	$39,358	12,690	574	$170	1.46%	1.34%
Wholesale mortgage banking	510,886	458,411	8,547	5,710	1.67%	1.25%
Total mortgage banking income	$550,244	471,101	9,121	$5,880	1.66%	1.25%